EXHIBIT 99.1


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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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                    BUILDING MATERIALS CORPORATION OF AMERICA
                           RECEIVES REQUISITE CONSENTS


NEW YORK - January 4, 2007- Building Materials Corporation of America ("BMCA") and Building Materials Manufacturing Corporation ("BMMC," and together with BMCA, the "Purchasers") announced today that, in connection with BMCA and BMMC's previously announced tender offer to purchase for cash all of their outstanding 8% Senior Notes due 2007 (the "2007 Notes") and BMCA's previously announced tender offer to purchase for cash all of its outstanding 8% Senior Notes due 2008 (the "2008 Notes," and together with the 2007 Notes, the "Notes") as well as the related consent solicitations to amend each of the indentures governing the 2007 Notes and the 2008 Notes, the Purchasers have been advised by the depositary for the tender offers and consent solicitations that, as of 5 P.M. New York City time on January 4, 2007, holders of a majority in aggregate principal amount of each of the 2007 Notes and the 2008 Notes had validly tendered and not withdrawn their Notes and had provided their consents to effect the proposed amendments to the indentures under which the 2007 Notes and the 2008 Notes were issued.

As a result of receiving the requisite consents and tenders for both the 2007 Notes and the 2008 Notes, in order to effect the proposed amendments to the indentures governing the Notes, the Purchasers will promptly execute and deliver supplemental indentures to the respective indentures. The supplemental indentures (and the proposed amendments contained therein) will not, however, become operative unless and until each of the Purchasers accept the 2007 Notes and the 2008 Notes, as the case may be, for purchase pursuant to the respective tender offers.

Bear, Stearns & Co. Inc. and Deutsche Bank Securities are acting as Dealer Managers in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to the Global Liability Management Group at Bear, Stearns & Co. Inc. at (877) 696-2327 (toll free), the High Yield Capital Markets Group at Deutsche Bank Securities Inc. at (800) 553-2826 (toll free), or to D.F. King & Co. Inc., the Information Agent for the tender offers and consent solicitations, at (212) 269-5550 (collect) or (800) 628-8536 (toll free).

A more comprehensive description of the tender offers and consent solicitations can be found in the Purchasers' Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal dated December 20, 2006. Copies of these documents and other related documents can be obtained from the Information Agent.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities and no recommendation is made as to whether or not

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holders of the Notes should tender their securities pursuant to the tender offers. The tender offers are made only by the Offer to Purchase and Consent Solicitation Statement dated December 20, 2006.



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BMCA INFORMATION

Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. With annual sales in 2005 approximating $2.0 billion, BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.


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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.




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